Hein & Associates LLP 100 Spectrum Center Drive, Suite 650 Irvine, California 92618	www.heincpa.com p 949-428-0288 f 949-428-0280

September 22, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Heatwurx’s, Inc.’s statements included under Item 4.01 of its Form 8-K filed on September 22, 2015 and we agree with such statements concerning our firm.

/s/ Hein & Associates LLP

Hein & Associates LLP

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